Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-60580 and 333-03895) and Form S-3 (Registration No. 333-19195) of our report dated March 14, 2001 on the financial statements included in the 2000 annual report on Form 10-K of Life Medical Sciences, Inc.

Richard A. Eisner & Company, LLP

New York, New York
March 30, 2001